EXHIBIT 99.1

AUTOBYTEL REPORTS 2009 SECOND QUARTER FINANCIAL RESULTS

Cash position increases from Q1 to $26.8 million
Operating costs reduced significantly

IRVINE, Calif., – July 23, 2009 – Autobytel Inc.  (Nasdaq: ABTL), a leading automotive marketing services company, today announced financial results for its 2009 second quarter, ended June 30, 2009.

The company reported a net loss of $251,000, or $0.01 per share, for the second quarter of 2009.  This included other income of approximately $580,000 related to the sale of common shares of a third-party acquired as part of the purchase of Autoweb several years ago, and $1.3 million in income from discontinued operations in connection with the release of escrowed funds from the January 2008 sale of its AVV business. Both of these items were related to patent litigation settlements executed in the 2009 second quarter.  Autobytel reported a net loss of $57.3 million, or $1.30 per share, for the second quarter of 2008, including a $52.1 million goodwill impairment charge.

Revenue for the 2009 second quarter totaled $13.4 million, compared with $19.0 million for the second quarter of 2008.  Lead referral revenue declined approximately 33% from the prior year period, reflecting continued weakness in the general economy and automotive sector, with new U.S. light vehicle sales declining 32% year-over-year in the 2009 second quarter.  Advertising revenue was about equal to the prior year period.

Gross profit margin for the 2009 second quarter declined to 33% from 36% for the 2008 second quarter as the result of retail auto lead promotions and increased lead supply expenses.  Cost of revenues declined to $9.0 million from $12.2 million for the prior-year period.

Total operating expenses for the 2009 second quarter dropped sharply to $6.6 million from $64.5 million in the year ago period.  Total operating expenses declined by 47% compared to the second quarter of 2008 if the $52.1 million goodwill impairment charge in the 2008 second quarter is excluded.

Cash and cash equivalents were $26.8 million at June 30, 2009, up from $25.8 million at March 31, 2009 and compared with $27.4 million at December 31, 2008.  Autobytel remains debt free.

“We continued to reduce our cost structure during the second quarter of 2009 amidst the ongoing turmoil in the automotive industry,” said Jeffrey Coats, Autobytel’s President and Chief Executive Officer.  “Our steadfast focus on maximizing efficiencies while providing increasing value to our customers is allowing us to create a business that can successfully manage through this challenging environment.  Additionally, the strength of our balance sheet provides significant flexibility as we work toward building for long-term growth and profitability.”

Conference Call

Autobytel management will host a conference call today at 5 p.m. ET/2 p.m. PT to discuss its 2009 second quarter financial results.  The conference call will be available to all interested parties through a live webcast at www.autobytel.com (click on “Investor Relations” and then click on “Conference Calls”).  Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.  For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel’s website.  A telephone replay of the call will also be available for approximately one week by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and entering conference ID 20173152.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTL) is an automotive marketing services company that assists automotive dealers and manufacturers sell cars and light trucks.  By connecting consumers to automotive dealers and manufacturers through internet lead referral programs and on-line advertising, the Company provides automotive dealers and manufacturers with opportunities to efficiently market their vehicles to potential customers.  The Company purchases from third party sites and generates from its owned websites consumer internet requests, or “leads,” for pricing and availability for new and used vehicles as well as for vehicle financing .  The Company sells leads primarily to its automotive dealer and manufacturer customers.  Leads are purchased from a network of supplier websites, such as Edmunds, Kelley Blue Book and Yahoo!. The Company owns consumer-facing automotive websites, including Autobytel.com®, Autoweb.com®, AutoSite.com®, Car.comsm, CarSmart.com®, CarTV.com®, and MyRide.com®, that provide consumers with information and tools to aid them with their automotive purchase decisions.  In addition to advertising opportunities on its owned websites, the Company provides advertising opportunities for automotive manufacturers and other automotive advertisers through the Company's marketing network, which includes the automotive sections of third party co-branded websites operated by the Company and the Company's AutoReach advertising network.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws.  These forward-looking statements are not guarantees of future performance and involve certain assumptions and certain risks and uncertainties that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements.  Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are continued adverse general economic conditions, the financial condition of automobile manufacturers and dealers, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission.  Investors are strongly encouraged to review our Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

# # #

(Financial tables follow)

Contact:

Crystal Hartwell, Investor and media relations
949.437.4755
crystalh@autobytel.com

PondelWilkinson Inc., Investor relations
Roger Pondel/Laurie Berman, 310.279.5980
investor@pondel.com

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$26,768	$27,393
Accounts receivable, net of allowances for bad debts and customer credits of $1,394 and $1,277, respectively	8,184	10,047
Prepaid expenses and other current assets	702	1,378
Total current assets	35,654	38,818
Property and equipment, net	1,694	2,421
Investment and other assets	130	763
Total assets	$37,478	$42,002

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,796	$3,579
Accrued expenses and other current liabilities	3,281	6,432
Deferred revenues	940	1,835
Total current liabilities	8,017	11,846
Non-current liabilities	137	181
Total liabilities	8,154	12,027

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 45,184,679 and 45,219,679 shares issued and outstanding, respectively	45	45
Additional paid-in capital	301,245	300,720
Unrealized gain from investment	-	568
Accumulated deficit	(271,966)	(271,358)
Total stockholders' equity	29,324	29,975
Total liabilities and stockholders' equity	$37,478	$42,002

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008
Net revenues:
Lead fees	$11,583	$17,178	$23,735	$35,339
Advertising	1,786	1,767	3,473	4,266
Other revenues	75	41	107	78
Total net revenues	13,444	18,986	27,315	39,683
Cost of revenues (excludes depreciation of $197 and $279 for the three months ended June 30, 2009 and 2008, respectively and $450 and $598 for the six months ended June 30, 2009 and 2008, respectively)	9,022	12,214	17,908	26,039
Gross profit	4,422	6,772	9,407	13,644

Operating expenses
Sales and marketing	2,542	4,320	5,182	9,515
Technology support	1,226	3,680	2,687	8,273
General and administrative	3,032	4,386	7,086	10,737
Patent litigation settlement	(179)	-	(2,846)	(2,667)
Goodwill impairment	-	52,074	-	52,074
Total operating expenses	6,621	64,460	12,109	77,932
Operating loss	(2,199)	(57,688)	(2,702)	(64,288)
Interest and other income	675	334	821	846
Provision for income taxes	-	-	-	-
Loss from continuing operations	(1,524)	(57,354)	(1,881)	(63,442)
Discontinued operations, net	1,273	69	1,273	4,205
Net loss	$(251)	$(57,285)	$(608)	$(59,237)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.03)	$(1.30)	$(0.04)	$(1.44)
Discontinued operations, net	0.03	-	0.03	0.09
Basic and diluted loss per common share	$(0.01)	$(1.30)	$(0.01)	$(1.35)

Comprehensive loss
Net loss	$(251)	$(57,285)	$(608)	$(59,237)
Unrealized loss from investment	-	(72)	-	(39)
Comprehensive loss	$(251)	$(57,357)	$(608)	$(59,276)

Contacts:

Autobytel Inc.
Crystal Hartwell, Investor and media relations
949.437.4755 crystalh@autobytel.com
crystalh@autobytel.com

or

PondelWilkinson Inc., Investor relations
Roger Pondel/Laurie Berman, 310.279.5980 investor@pondel.com
investor@pondel.com

Source:  Autobytel Inc.